UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 12, 2007

Avensys Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-33199	88-0467848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7

(Address of principal executive offices and Zip Code)

(514) 904-6030

(Registrant's telephone number, including area code)

Manaris Corporation.
(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Tel:(212) 930-9700
Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 20, 2007, Manaris Corporation, a Nevada corporation (the "Registrant") and its newly formed, wholly owned subsidiary, Avensys Corporation, a Nevada corporation ("Avensys"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), as announced in the attached press release. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Registrant merged with and into Avensys (the " Merger"), solely to effect a name change of Registrant. Registrant will continue as the surviving corporation with the surviving corporation changing its name to Avensys Corporation. The Registrant’s Board of Directors approved the Merger and the Merger Agreement. On November 26, 2007, Registrant filed Articles of Merger with the Secretary of State of Nevada. (the “Articles of Merger”). Pursuant to Chapter 92A.180 of the Nevada Revised Statutes, Shareholder approval was not required for the Merger and Name Change. Copies of the Merger Agreement and Articles of Merger are filed herewith.

In connection with the Merger, the Registrant's Common Stock has been assigned a new symbol for quotation on the OTC Bulletin Board. The post-Merger shares of Common Stock were quoted under the symbol "AVNY" on the OTC Bulletin Board commencing at the opening of trading on December 12, 2007.

The CUSIP number of the post-Merger Common Stock is 05356H 101. The CUSIP number for the Common Stock before the Merger (56176P104) is suspended as of the close of business on December 11, 2007.

Item 8.01 Other Events.

On December 12, 2007 the Registrant issued a news release announcing the Merger and Name Change and the new trading symbol for shares of the Registrant's Common Stock commencing at the opening of trading on December 12, 2007. A copy of the news release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Form of Merger Agreement between Registrant and Avensys Corporation, dated November 20, 2007. (Filed herewith)
10.2	Articles of Merger filed on November 26, 2007 with the Secretary of State of the State of Nevada. (Filed herewith).
99.1	Press Release of the Registrant, dated December 12, 2007 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manaris CORPORATION

December 17, 2007	By:	/s/ Tony Giuliano
Tony Giuliano Chief Financial Officer